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                                                                  Execution Copy






                                 AMENDED AND RESTATED
                                  SECURITY AGREEMENT
                               DATED AS OF JULY 2, 1997

                                       BETWEEN


                             ARCHIBALD CANDY CORPORATION


                                         AND

                         THE FIRST NATIONAL BANK OF CHICAGO,
                                       AS AGENT



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                                  TABLE OF CONTENTS


SECTION 1.   DEFINED TERMS...................................................  1

SECTION 2.   GRANT OF SECURITY...............................................  2

SECTION 3.   AUTHORIZATION...................................................  5

SECTION 4.   GRANTOR REMAINS LIABLE..........................................  5

SECTION 5.   REPRESENTATIONS AND WARRANTIES..................................  6

SECTION 6.   PERFECTION AND MAINTENANCE OF SECURITY INTEREST AND LIEN........  7

SECTION 7.   FINANCING STATEMENTS............................................  8

SECTION 8.   FILING COSTS....................................................  8

SECTION 9.   SCHEDULE OF COLLATERAL..........................................  8

SECTION 10.  EQUIPMENT AND INVENTORY.........................................  8

SECTION 11.  ACCOUNTS........................................................  9

SECTION 12.  LEASED REAL PROPERTY............................................ 10

SECTION 13.  GENERAL COVENANTS............................................... 10

SECTION 14.  AGENT APPOINTED ATTORNEY-IN-FACT................................ 11

SECTION 15.  AGENT MAY PERFORM............................................... 11

SECTION 16.  AGENT'S DUTIES.................................................. 12

SECTION 17.  REMEDIES........................................................ 12

SECTION 18.  EXERCISE OF REMEDIES............................................ 13

SECTION 19.  LICENSE......................................................... 13

SECTION 20.  INJUNCTIVE RELIEF............................................... 14

SECTION 21.  INTERPRETATION AND INCONSISTENCIES.............................. 14


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SECTION 22.  EXPENSES........................................................ 14

SECTION 23.  AMENDMENTS, ETC................................................. 14

SECTION 24.  NOTICES......................................................... 14

SECTION 25.  CONTINUING SECURITY INTEREST; TERMINATION....................... 14

SECTION 26.  SEVERABILITY.................................................... 15

SECTION 27.  GOVERNING LAW................................................... 15

SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL......... 15
         (A)  EXCLUSIVE JURISDICTION........................................ 15
         (B)  OTHER JURISDICTIONS........................................... 16
         (C)  SERVICE OF PROCESS............................................ 16
         (D)  WAIVER OF JURY TRIAL.......................................... 16
         (E)  WAIVER OF BOND................................................ 16
         (F)  ADVICE OF COUNSEL............................................. 17

                                        - ii -
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                       AMENDED AND RESTATED SECURITY AGREEMENT



         This AMENDED AND RESTATED SECURITY AGREEMENT ("AGREEMENT"), dated as of July 2, 1997 is made by ARCHIBALD CANDY CORPORATION, an Illinois corporation ("GRANTOR"), in favor of THE FIRST NATIONAL BANK OF CHICAGO, as "Agent" for its benefit and for the benefit of the "Holders of Secured Obligations" (as defined below) who are, or may hereafter become, parties to the Credit Agreement referred to below.

                                PRELIMINARY STATEMENT

         Grantor entered into that certain Credit Agreement dated as of August 12, 1994 among Grantor, Fannie May Holdings, Inc., a Delaware corporation, the institutions from time to time party thereto as lenders and the Agent (as the same has been amended, restated, supplemented or otherwise modified prior to the date hereof, the "ORIGINAL CREDIT AGREEMENT")

         Grantor has entered into an Amended and Restated Credit Agreement dated as of the date hereof among Grantor, the institutions from time to time party thereto as lenders (the "Lenders") and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), providing for the making of loans, advances and other financial accommodations (including, without limitation issuing letters of credit) (all such loans, advances and other financial accommodations being hereinafter referred to collectively as the "LOANS") to or for the benefit of Grantor.

         Grantor and the Agent are parties to that certain Security Agreement dated as of August 12, 1994 (as the same has been amended, supplemented or modified prior to the date hereof, the "Original Security Agreement") pursuant to which the Borrower granted a security interest in certain of its assets to the Agent for the benefit of itself, and those lenders party to the Original Credit Agreement as security for the Borrower's obligations thereunder.

         It is a condition precedent to the making of the Loans under the Credit Agreement that Grantor shall have granted the security interest contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINED TERMS. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

         "AGREEMENT" shall mean this Security Agreement, as the same may from time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.


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         "COLLATERAL" shall mean all property and rights in property now owned or hereafter at any time acquired by Grantor in or upon which a Lien is granted or purported to be granted in favor of the Agent by Grantor under this Agreement, including, without limitation, the property described in SECTION 2.

         "HOLDERS OF SECURED OBLIGATIONS" shall mean the holders of the Secured Obligations from time to time and shall include their respective successors, transferees and assigns.

         "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; PROVIDED, HOWEVER, if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Agent's and the Holders of Secured Obligations' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

         SECTION 2. GRANT OF SECURITY. To secure the prompt and complete payment, observance and performance of the Secured Obligations, Grantor hereby assigns and pledges to the Agent, for the benefit of the Agent and the Holders of Secured Obligations, and hereby grants to the Agent, for the benefit of the Agent and the Holders of Secured Obligations, a security interest in all of Grantor's right, title and interest in and to the following, subject to the last paragraph of this SECTION 2, whether now owned or existing or hereafter arising or acquired and wheresoever located:

         ACCOUNTS: All "accounts" as such term is defined in Section 9-106 of the UCC, whether now owned or hereafter acquired or arising, and shall include, without limitation, all present and future accounts, accounts receivable and other rights of Grantor to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, "ACCOUNTS"); and

         INVENTORY: All "inventory" as defined in Section 9-109(4) of the UCC, whether now owned or hereafter acquired or arising, and shall include, without limitation, all goods now owned or hereafter acquired by Grantor (wherever located, whether in the possession of Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease (including without limitation, freezers and trade name superstructures), which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in Grantor's business (collectively, "INVENTORY").

         SECTION 3. AUTHORIZATION. Grantor hereby authorizes the Agent to retain and each Holder of Secured Obligations, and each Affiliate of the Agent and of each Holder of Secured Obligations, to pay or deliver to the Agent, for the benefit of the Holders of Secured


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Obligations, without any necessity on any Holder of Secured Obligation's part to resort to other security or sources of reimbursement for the Secured
Obligations, at any time following the occurrence and during the continuance of any Default, without prior notice to Grantor (such notice being expressly waived), any of the deposits referred to in SECTION 2 (whether general or special, time or demand, provisional or final) or other sums or property held by such Person, for application against any portion of the Secured Obligations, irrespective of whether any demand has been made or whether such portion of the Secured Obligations is mature. The Agent will promptly notify Grantor of the Agent's receipt of such funds or other property for application against the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Agent may give notice of the above grant of security interest and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any such Holder of Secured Obligations for effectuation thereof, and Grantor hereby irrevocably appoints the Agent as its attorney-in-fact to collect, following the occurrence and during the continuance of a Default, any and all such deposits or other sums to the extent any such payment is not made to the Agent by such Holder of Secured Obligation or Affiliate thereof.

         SECTION 4. GRANTOR REMAINS LIABLE. Anything herein to the contrary notwithstanding, (a) Grantor shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Agent of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither the Agent nor the Holders of Secured Obligations shall have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Agent or the Holders of Secured Obligations be required or obligated, in any manner, to (i) perform or fulfill any of the obligations or duties of Grantor thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by Grantor or the sufficiency of any performance by any party under any such contract or agreement or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Grantor represents and warrants, as of the date of this Agreement and as of each date the representations and warranties contained in Article V of the Credit Agreement are deemed made pursuant to Section 4.2 thereof (except for changes permitted or contemplated by this Agreement):

         (a) Grantor's correct corporate name is set forth in the first paragraph of this Agreement. The jurisdictions listed on SCHEDULE 2-B constitute all the jurisdictions in which Inventory is located and Grantor has exclusive possession and control of such Inventory, except for such Inventory which is (i) temporarily in transit between such locations, or (ii) temporarily stored with third parties or held by third parties on consignment or for processing, engineering, evaluation or repairs, the proper corporate names of which third parties, the location of such Inventory and the nature of the relationship between Grantor and such third parties are set forth in SCHEDULE 2-A or have been disclosed to the Agent in a writing making specific reference to this SECTION 5(a). Grantor's chief place of business and chief executive office are located at


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the address of Grantor set forth below Grantor's signature on the Credit
Agreement and all records concerning any Accounts are located at such address and none of the Accounts is evidenced by a promissory note or other instrument except for such notes and other instruments delivered to the Agent;

         (b) Grantor currently conducts business under the name Archibald Candy Corporation and, in certain areas and for certain operations, the trade names listed on SCHEDULE 3;

         (c) This Agreement creates in favor of the Agent a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed in the appropriate offices against Grantor in the jurisdictions listed on SCHEDULE 2-B, the Agent will have a perfected first priority lien on, and security interest in, the Collateral in which a security interest may be perfected by such filing, subject only to Liens permitted by Section 6.3(C) of the Credit Agreement; and

         (d) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority that has not already been taken or made and which is in full force and effect or which is to be taken or made in connection with the transactions contemplated to occur under the Loan Documents on the Closing Date, is required (i) for the grant by Grantor of the security interest in the Collateral granted hereby or (ii) for the exercise by the Agent of any of its rights or remedies hereunder.

         SECTION 6. PERFECTION AND MAINTENANCE OF SECURITY INTEREST AND LIEN. Grantor agrees that until all of the Obligations (other than contingent indemnity Obligations) have been fully satisfied and the Credit Agreement has been terminated, the Agent's security interests in and Liens on and against the Collateral and all proceeds and products thereof, shall continue in full force and effect. Grantor shall perform any and all steps reasonably requested by the Agent to perfect, maintain and protect the Agent's security interests in and Liens on and against the Collateral granted or purported to be granted hereby or to enable the Agent to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation, (i) executing and filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to the Agent, (ii) delivering to the Agent warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued, (iii) after the occurrence and during the continuance of a Default, transferring Inventory to warehouses designated by the Agent or taking such other steps as are deemed necessary by the Agent to maintain the Agent's control of the Inventory, (iv) using all reasonable efforts to obtain waivers of Liens and access agreements in substantially the form of EXHIBIT A hereto (or such other form as may be agreed to by the Agent) from landlords and mortgagees with respect to Grantor's leased premises (excluding Grantor's leased retail store locations), (v) using all reasonable efforts to obtain waivers of Liens and access agreements in substantially the form of EXHIBIT B hereto (or such other form as may be agreed to by the Agent) from bailees with respect to any of Grantor's Inventory held by such bailees, and (vi) executing and delivering all further instruments and documents, and taking all further action, as the Agent may reasonably request.


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         SECTION 7.   FINANCING STATEMENTS.  To the extent permitted by
applicable law, Grantor hereby authorizes the Agent to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to the Agent under this Agreement, without Grantor's signature appearing thereon. The Agent agrees to notify Grantor when any such filing has been made. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Inventory is in the possession or control of any warehouseman or Grantor's agents or processors, Grantor shall, upon the Agent's request, notify such warehouseman, agent or processor of the Agent's security interest in such Inventory and, upon the Agent's request, instruct them to hold all such Inventory for the Agent's account and subject to the Agent's instructions.

         SECTION 8. FILING COSTS. Grantor shall pay the costs of, or incidental to, all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by the Agent pursuant to
SECTION 7.

         SECTION 9. SCHEDULE OF COLLATERAL. Grantor shall furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

         SECTION 10. INVENTORY. Grantor covenants and agrees with the Agent that from the date of this Agreement and until termination of this Agreement pursuant to SECTION 25, Grantor shall:

         (a) Keep the Inventory (other than Inventory sold or disposed of in accordance with the terms of this Agreement or the Credit Agreement) in the jurisdictions specified in SCHEDULE 2-B, except for Inventory described in clauses (i) and (ii) of SECTION 5(a). All such Inventory held at third party locations listed on SCHEDULE 2-A shall be covered by a financing statement filed in one of the jurisdictions listed on SCHEDULE 2-B.

         (b) Deliver written notice to the Agent at least five (5) Business Days prior to moving/delivering any Inventory (i) to any jurisdiction not previously disclosed on SCHEDULE 2-B or (ii) to a third party not previously disclosed on SCHEDULE 2-A, such written notice to provide information such that the Agent may determine whether such movement/delivery requires further action on the part of Grantor to perfect the security interests granted herein or on the part of a third party to fully comply with the terms of this Agreement, such written notice properly delivered to the Agent pursuant to this clause (b) shall be deemed to add all locations or third parties disclosed therein to SCHEDULE 2-A and/or SCHEDULE 2-B, as applicable; and

         (c) Comply with the terms of the Credit Agreement with respect to such Inventory, including, without limitation, the maintenance and insurance provisions set forth in Sections 6.2(F) and 6.2(J) of the Credit Agreement.


                                         -5-
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         SECTION 11.  ACCOUNTS. Grantor covenants and agrees with the Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to SECTION 25, Grantor shall:

          (a) Keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts at its address set forth below its signature on the Credit Agreement at the locations therefor specified in SECTION 5(a) or, upon thirty (30) days prior written notice to the Agent, at such other locations within the United States in a jurisdiction where all actions required by SECTION 6 shall have been taken with respect to the Accounts. Grantor will hold and preserve such records (in accordance with Grantor's usual document retention practices) and will permit representatives of the Agent at any time during normal business hours to inspect and make abstracts from such records; and

         (b) In any suit, proceeding or action brought by the Agent under any Account comprising part of the Collateral, Grantor will save, indemnify and keep each of the Holders of Secured Obligations harmless from and against all expenses, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by Grantor of any obligation or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such Holder of Secured Obligations from Grantor, and all such obligations of Grantor shall be and shall remain enforceable against and only against Grantor and shall not be enforceable against any of the Holders of Secured Obligations.

         (c) Upon the occurrence and during the continuance of a Default and upon notice from the Agent, when Grantor or any of its Subsidiaries (or any Affiliates, shareholders, directors, officers, employees, agents or those Persons acting for or in concert with Grantor or a Subsidiary of Grantor) shall receive or come into the possession or control of any monies, checks, notes, drafts or any other payment relating to, or proceeds of, Grantor's Accounts or other property constituting Collateral hereunder (individually, a "PAYMENT ITEM", and, collectively, "PAYMENT ITEMS"), then, except as otherwise permitted in a writing signed by the Agent, Grantor shall, or shall cause such Subsidiary or such other Person to, deposit the same, in kind in precisely the form in which such Payment Item was received (with all Payment Items endorsed if necessary for collection), into an account as directed by the Agent from time to time.

         SECTION 12. LEASED REAL PROPERTY. Grantor covenants and agrees with the Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to SECTION 25, that:

         (a) Promptly following, but not later than ninety (90) days after, the close of each fiscal year Grantor will furnish to the Agent a report certified to be true and correct by Grantor containing a list of each of Grantor's leased premises; the name or names of all owners; rentals being paid; and whether Grantor has obtained waivers of Liens and access agreements from landlords and mortgagees with respect to such premises in accordance with
SECTION 6, where such waivers or access agreements are required; and


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          (b)  Grantor agrees that, from and after the occurrence of a Default
(but only for so long as such Default is continuing), the Agent may, but need not, make any payment or perform any act hereinbefore required of Grantor with respect to Grantor's leased premises in any form and manner deemed expedient. All money paid for any of the purposes herein authorized and all other moneys advanced by the Agent to protect the lien hereof shall be additional Secured Obligations secured hereby and shall become immediately due and payable without notice and shall bear interest thereon at the default interest rate as provided in Section 2.11 of the Credit Agreement until paid to the Agent in full.

         SECTION 13. GENERAL COVENANTS. Grantor covenants and agrees with the Agent that from and after the date of this Agreement and until termination of this Agreement pursuant to SECTION 25, Grantor shall:

         (a) Keep and maintain at Grantor's own cost and expense satisfactory and complete records of Grantor's Collateral in a manner consistent with Grantor's current business practice; and

         (b) Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral other than Liens permitted under Section 6.3(C) of the Credit Agreement, and will defend the right, title and interest of the Agent in and to Grantor's rights to such Collateral, including, without limitation, the proceeds and products thereof, against the claims and demands of all Persons whatsoever.

         SECTION 14. AGENT APPOINTED ATTORNEY-IN-FACT. Grantor hereby irrevocably appoints the Agent as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time after the occurrence and during the continuance of a Default, in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

    (i) obtain and adjust insurance required to be paid to the Agent or any Holders of Secured Obligations pursuant to the Credit Agreement;

    (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

    (iii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE (I) or (II) above;

    (iv) file any claims or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of the Agent with respect to any of the Collateral;

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    (v)  obtain access to records maintained for Grantor by computer services companies and other service companies or bureaus; and

    (vi) send requests under Grantor's, the Agent's or a fictitious name to Grantor's customers or account debtors for verification of Accounts provided that the Agent gives Grantor notice prior to initiating any such verifications.

Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable.

    SECTION 15. AGENT MAY PERFORM. Subject to the terms of Section 9.3 of the Credit Agreement, if Grantor fails to perform any agreement contained herein or in the Credit Agreement, the Agent may, upon three (3) days prior notice to Grantor, perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by Grantor under
SECTION 22.

    SECTION 16. AGENT'S DUTIES. The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall not have any duty as to any Collateral, PROVIDED, HOWEVER, that nothing contained herein will excuse the Agent from it own bad faith, Gross Negligence or willful misconduct with respect to such custody. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantor and shall be added to the Secured Obligations.

    SECTION 17. REMEDIES. (a) If any Default shall have occurred and be continuing:

         (i) The Agent shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and further, the Agent may, without notice, demand or legal process of any kind (except as may be required by law), all of which Grantor waives, at any time or times, (x) enter Grantor's owned or leased premises and take physical possession of the Collateral and maintain such possession on Grantor's owned or leased premises, at no cost to the Agent or any of the Holders of Secured Obligations, or remove the Collateral, or any part thereof, to such other place(s) as the Agent may desire, (y) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or any part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent which is reasonably convenient to the Agent and (z) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of the Agent or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.
Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification; PROVIDED, HOWEVER, that the Agent may give any shorter notice that is commercially reasonable under the circumstances. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

              (ii) The Agent shall apply all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to the Agent pursuant to SECTION 22), for the benefit of the Holders of Secured Obligations, against all or any part of the Secured Obligations in such order as may be required by the Credit Agreement or, to the extent not specified therein, as is determined by the Required Lenders. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus;

         (b) Grantor waives all claims, damages and demands against the Agent arising out of the repossession, retention or sale of any of the Collateral or any part or parts thereof, except any such claims, damages and awards arising out of the Agent's or any Holder of Secured Obligation's bad faith, Gross Negligence, willful misconduct, as determined in a final non-appealed judgment of a court of competent jurisdiction; and

         (c) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.

         SECTION 18.  EXERCISE OF REMEDIES.   In connection with the exercise
of its remedies pursuant to SECTION 17, the Agent may, (i) exchange, enforce, waive or release any portion of the Collateral and any other security for the Secured Obligations; (ii) apply such Collateral or security and direct the order or manner of sale thereof as the Agent may, from time to time, determine; and
(iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence and during the continuance of a Default, without affecting or impairing the Agent's right to take any other further action with respect to any Collateral or security or any part thereof.

         SECTION 19. LICENSE. The Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, (a) Grantor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, provided that the Agent uses quality standards at least substantially equivalent to those of Grantor for the manufacture, advertising, sale and distribution of Grantor's products and services and (b)

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Grantor's rights under all licenses and all franchise agreements, if any, shall inure to the Agent's benefit.

         SECTION 20. INJUNCTIVE RELIEF. Grantor recognizes that in the event Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Holders of Secured Obligations; therefore, Grantor agrees that the Holders of Secured Obligations, if the Agent so determines and requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         SECTION 21. INTERPRETATION AND INCONSISTENCIES. The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Credit Agreement and the other Loan Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of any other Loan Document, such provision of the other Loan Document shall govern.

         SECTION 22. EXPENSES. Grantor will reimburse the Agent for its expenses to the extent provided in Section 9.7 of the Credit Agreement.

         SECTION 23. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and Grantor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 24. NOTICES. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Article XIII of the Credit Agreement.

         SECTION 25. CONTINUING SECURITY INTEREST; TERMINATION. (a) Except as provided in SECTION 25(b), this Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of the payment or satisfaction in full of the Obligations (other than contingent indemnity obligations) and the termination of the Credit Agreement,
(ii) be binding upon Grantor, its successors and assigns and (iii) except to the extent that the rights of any transferor, or assignor are limited by the terms of the Credit Agreement, inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and any of the Holders of Secured Obligations. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Loan Document or any Collateral. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

         (b) Upon satisfaction in full of the Obligations (other than contingent indemnity obligations) and the termination of the Credit Agreement, this Agreement and the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination of security interest, Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by the Agent as shall not have been sold or otherwise applied pursuant to the terms hereof and the Agent will, at Grantor's expense, execute and deliver to Grantor such other documents as Grantor shall reasonably request to evidence such termination. In connection with any sales of assets permitted under the Credit Agreement, the Agent will release and terminate the liens and security interests granted under this Agreement with respect to such assets.

         SECTION 26. SEVERABILITY. It is the parties' intention that this Agreement be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

         SECTION 27. GOVERNING LAW. THIS AGREEMENT HAS BEEN NEGOTIATED, EXECUTED AND DELIVERED IN CHICAGO, ILLINOIS. THE AGENT HEREBY ACCEPTS THIS AGREEMENT, ON BEHALF OF ITSELF AND THE LENDERS, AT CHICAGO, ILLINOIS BY ACKNOWLEDGING AND AGREEING TO IT THERE. ANY DISPUTE BETWEEN GRANTOR AND THE AGENT, ANY LENDER, OR ANY OTHER HOLDER OF SECURED OBLIGATIONS ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE CONFLICT OF LAWS PRINCIPLES) OF THE STATE OF ILLINOIS.

         SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

    (A) EXCLUSIVE JURISDICTION. Except as provided in SUBSECTION (B), each of the parties hereto agrees that all disputes between them arising out of, connected with, related to, or incidental to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved exclusively by state or federal courts located in Chicago, Illinois, but the parties hereto acknowledge that any appeals from those courts may have to be heard by a court located outside of Chicago, Illinois. Each of the parties hereto waives in all disputes brought pursuant to this subsection any objection that it may have to the location of the court considering the dispute.

    (B) OTHER JURISDICTIONS. Grantor agrees that the Agent, any Lender or any Holder of Secured Obligations shall have the right to proceed against Grantor or its property in a court in any location to enable such Person to (1) obtain personal jurisdiction over Grantor or (2) realize on the Collateral or any other security for the Obligations or to enforce a judgment or other court order entered in favor of such Person. Grantor agrees that it will not assert any permissive counterclaims in any proceeding brought by such Person to realize on the Collateral or any other security for the Obligations or to enforce a judgment or other court order in favor of such Person. Grantor waives any objection that it may have to the location of the court in which such Person has commenced a proceeding described in this subsection.

    (C) SERVICE OF PROCESS. Grantor waives personal service of any process upon it. Grantor irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of FORUM NON CONVENIENS) which it may now or hereafter have to the bringing of any such action or proceeding with respect to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith in any jurisdiction set forth above.

    (D) WAIVER OF JURY TRIAL. EACH OF GRANTOR AND AGENT, FOR ITSELF AND THE HOLDERS OF SECURED OBLIGATIONS, IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

    (E) WAIVER OF BOND. Grantor waives the posting of any bond otherwise required of any party hereto in connection with any judicial process or proceeding to realize on the collateral or any other security for the Secured Obligations or to enforce any judgment or other court order entered in favor of such party, or to enforce by specific performance, temporary restraining order, preliminary or permanent injunction, this Agreement.

    (F) ADVICE OF COUNSEL. Each of the parties represents to each other party hereto that it has discussed this agreement and, specifically, the provisions of this SECTION 28, with its counsel.

         IN WITNESS WHEREOF, each of Grantor and the Agent has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                  ARCHIBALD CANDY CORPORATION


                                  By: /s/ Donna M. Snopek
                                     ---------------------------
                                     Name: Donna M. Snopek
                                     Title: Vice President-Finance and
                                             Accounting


                                  THE FIRST NATIONAL BANK
                                    OF CHICAGO, as Agent


                                  By: /s/ Julia A. Bristow
                                     ---------------------------
                                     Name: Julia A. Bristow
                                     Title: Managing Director

                                      EXHIBIT A
                                          To
                       Amended and Restated Security Agreement


                        FORM OF LANDLORD/MORTGAGEE AGREEMENT:

                                       Attached

                             [Form of Landlord Agreement]



The First National Bank of Chicago,
    as Agent
One First National Plaza
Suite 0173
Chicago, Illinois 60670-0173
Attention:

Ladies and Gentlemen:

         Archibald Candy Corporation, an Illinois corporation ("Borrower"), is
the lessee under that certain lease ("Lease") dated             between
Borrower, and the undersigned, covering certain premises located at _________________ (the "Premises") more fully described in the lease attached hereto as EXHIBIT A ("Lease"). The undersigned is the sole owner of the Premises. Borrower has certain of its assets located on the Premises.

         Borrower has entered into certain financing arrangements with a group of lenders (the "Lenders") including The First National Bank of Chicago, both as a Lender and in its separate capacity as the contractual representative of the Lenders (the "Agent") and, as a condition to the loans and other financial accommodations of the Lenders to Borrower, the Agent and the Lenders require, among other things, that Borrower grant liens in favor of the Agent for the benefit of itself and the Lenders on all of Borrower's property located on the Premises ("Collateral").

         To induce the Agent and the Lenders (together with their agents, successors and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the undersigned hereby agrees that:

         (i) the Lease represents the full and complete agreement between Borrower and the undersigned concerning the Premises;

         (ii) it will not assert against any of Borrower's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

         (iii) none of the Collateral located on the Premises shall be deemed to be fixtures;

         (iv) it will notify the Agent if Borrower defaults on its lease obligations to the undersigned and allow the Agent thirty (30) days from the Agent's receipt of notice in which to cure or cause Borrower to cure any such defaults;

         (v) if, for any reason whatsoever, the undersigned either deems itself entitled to redeem or to take possession of the Premises during the term of

    Borrower's lease or intends to sell or otherwise transfer all or any part of its interest in the Premises, the undersigned will notify the Agent five (5) days before taking such action;

         (vi) if Borrower defaults on its obligations to the Agent or any Lender and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the undersigned will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises, will permit the Agent to remain on the Premises for ninety (90) days after the Agent declares the default, provided the Agent pays the rental payments due under the Lease for the period of time the Agent uses the Premises, or, at the Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90) days after the Agent declares the default, provided the Agent pays the rental payments due under the Lease for the period of time the Agent uses the Premises, and will not hinder the Agent's actions in enforcing its liens on the Collateral.

         Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

         The agreements contained herein shall continue in force until all of Borrower's obligations and liabilities to the Agent and the Lenders are paid and satisfied in full and all financing arrangements among the Agent, the Lenders and Borrower have been terminated.

         The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

         Executed and delivered this      day of           ,
199_, at                                  .


                                  [Name and Address of Lessor]


                                  (By)
                                      ---------------------

                               EXHIBIT B
                                   To
                Amended and Restated Security Agreement


                         FORM OF BAILEE LETTER:

                                Attached

                        [Form of Bailee Letter]



The First National Bank
  of Chicago, as Agent
One First National Plaza
Suite 0173
Chicago, Illinois 60670-0173
Attention:

Ladies and Gentlemen:

         Archibald Candy Corporation, an Illinois corporation ("Borrower"), now does or hereafter may store certain of its merchandise, inventory, or other of its personal property at premises (the "Premises") owned or leased by [Name of Bailee], including, without limitation, such Premises described on EXHIBIT A attached hereto.

         Borrower has entered into certain financing arrangements with certain financial institutions (the "Lenders") including The First National Bank of Chicago, both as a Lender and in its separate capacity as the contractual representative of the Lenders (the "Agent") and, as a condition to the loans and other financial accommodations of the Lenders to Borrower, the Agent and the Lenders require, among other things, that Borrower grant liens in favor of the Agent for the benefit of the Lenders on all of Borrower's property located on the Premises ("Collateral").

         To induce the Lenders (together with their respective agents and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the undersigned hereby agrees that:

         (i) it will not assert against any of Borrower's assets any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

         (ii) the Collateral shall be identifiable as being owned by Borrower and kept reasonably separate and distinct from other property in our possession;

         (iii) none of the Collateral located on the Premises shall be deemed to be fixtures;

         (iv) if Borrower defaults on its obligations to the Lenders or the Agent and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the undersigned will cooperate with the Agent in its efforts to assemble all of the Collateral located on the Premises and will permit the Agent to either remain on the Premises for ninety (90) days after the Agent declares the default, or, at the Agent's option, to remove the Collateral from the Premises within a reasonable time, not to exceed ninety (90) days after the Agent declares the default, provided that the Agent leaves the Premises in the same condition as existed immediately prior to such ninety (90) day period, and the Agent shall indemnify the undersigned for any damages arising out of its occupancy of the Premises, and will not hinder the Agent's actions in enforcing its liens on the Collateral.

         Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

         The agreements contained herein shall continue in force until all of Borrower's obligations and liabilities to the Agent and Lenders are paid and satisfied in full and all financing arrangements among the Agent, the Lenders and Borrower have been terminated.

         The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this agreement. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of any of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.

         Executed and delivered this ____ day of __________, 199_, at _______________________.

                                  [Name and Address of Bailee]


                                  (By)
                                      -----------------------

                               SCHEDULE I
                                   TO
                AMENDED AND RESTATED SECURITY AGREEMENT

                               [Reserved]

                              SCHEDULE 2-A
                                   TO
                AMENDED AND RESTATED SECURITY AGREEMENT


                         THIRD PARTY LOCATIONS:


Corporate Name of                            Description
THIRD PARTY                  ADDRESS         OF RELATIONSHIP

                              SCHEDULE 2-B
                                   TO
                AMENDED AND RESTATED SECURITY AGREEMENT


             JURISDICTIONS IN WHICH COLLATERAL IS LOCATED:


State of Arizona

State of Connecticut

State of Illinois

State of Indiana
    Allen County
    Bartholomew County
    Hamilton County
    Johnson County
    Lake County
    LaPorte County
    Marion County
    Monroe County
    St. Joseph County
    Tippecanoe County
    Vigo County

State of Iowa

State of Kentucky

State of Maine

State of Maryland
    Charles County
    Montgomery County

State of Massachusetts
    Town of Auburn
    Town of Braintree
    Town of Brockton
    Town of Boston
    Town of Burlington
    Town of Cambridge
    Town of Canton
    Town of Chicopee
    Town of Danvers
    Town of Dedham

    Town of Framingham
    Town of Hanover
    Town of Medford
    Town of Plymouth
    Town of North Attleboro
    Town of Watertown

State of Michigan

State of Minnesota

State of Missouri
    St. Charles County
    St. Louis County
    St. Louis, Independent City

State of New Hampshire
    Town of Bedford
    Town of Manchester
    Town of Nashua
    Town of Newington
    Town of North Conway

State of New Jersey

State of New York
    Albany County
    Broome County
    Cayuga County
    Chemung County
    Erie County
    Monroe County
    New York County
    Niagara County
    Oneida County
    Onondaga County
    Ontario County
    Queens County
    Rockland County
    Saratoga County
    Schenectady County
    Suffolk County
    Warren County

State of North Dakota

State of Ohio
    Cuyahoga County
    Erie County
    Lake County
    Lucas County

State of Pennsylvania
    Allegheny County
    Bucks County
    Chester County
    Delaware County
    Montgomery County
    Philadephia County

State of Rhode Island

State of South Dakota

State of Tennessee

State of Virginia
    Fairfax County
    Fairfax, Independent City
    Waynesboro, Independent City

State of Wisconsin

                               SCHEDULE 3
                                   TO
                AMENDED AND RESTATED SECURITY AGREEMENT


                              TRADE NAMES: